EXHIBIT 3.01

RESTATED CERTIFICATE OF INCORPORATION
OF
INTERFILM, INC.

INTERFILM, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:
The name under which the Corporation was originally incorporated was Cinedco, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 1986.

1. This Restated Certificate of Incorporation restates and integrates, but does not amend, the Restated Certificate of Incorporation of the Corporation to read as set forth herein.

2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in full as follows:

ARTICLE I

Name
The name of the Corporation is INTERFILM, INC.

ARTICLE II

Registered Office and Registered Agent

The registered office of the Corporation in the State of Delaware is located at c/o the Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company.
ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

ARTICLE IV

Capital Stock

Section 1. AUTHORIZED CAPITAL STOCK. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of capital stock which the Corporation shall have the authority to issue is 12,000,000, comprised of 10,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

Section 2. ISSUANCE OF PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, rights and privileges of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting such series and the distinctive designation of such series;

(b) The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(c) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

(h) Any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of such series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.
If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

Section 3. NO PREEMPTIVE RIGHTS. No holders of capital stock of the Corporation shall be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized.

ARTICLE V

Directors

Section 1. ELECTION OF DIRECTORS. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

Section 2. POWER WITH RESPECT TO BY-LAWS. The directors of the Corporation shall have the power to adopt, amend or repeal By-laws.

Section 3. PERSONAL LIABILITY OF DIRECTORS. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

(5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law.

(8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

(10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision of this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Restated Certificate of Incorporation are subject to this reservation.

3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation without the approval of the holders of outstanding stock of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its President, Chief Executive Officer and Secretary this 1st day of November, 1993.

INTERFILM, INC.

By:	/s/ Lawrence B. Kuppin
Lawrence B. Kuppin
President, Chief Executive
Officer and Secretary

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
INTERFILM, INC.

--------------------------

Under Section 242 of the
General Corporation Law

--------------------------

The undersigned officer of Interfilm, Inc., a Delaware corporation (the "Corporation"), in order to amend the Restated Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is "Interfilm, Inc."

2. The name under which the Corporation was originally incorporated was "Cinedco, Inc." The original Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of Delaware on November 21, 1986.

3. The purpose of this amendment to the Restated Certificate of Incorporation of the Corporation is: (i) to change the name of the Corporation to "Palatin Technologies, Inc.", (ii) to increase the authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 10,000,000 to 25,000,000, and (iii) to effect a 1-for-10 reverse split of the Common Stock.

4. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof in its entirety and by substituting in lieu of said Article the following new Article I:

"ARTICLE I

Name

The name of the Corporation is PALATIN TECHNOLOGIES, INC."

5.The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section 1 of Article IV thereof in its entirety and by substituting in lieu of said Section 1 the following new Section 1:

"Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 27,000,000, comprised of 25,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

On the effective date of this amendment to the Restated Certificate of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-ten basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-tenth of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof, each stockholder whose shares of Common Stock are not evenly divisible by ten will receive an amount of cash equal to the average of the average last reported bid and asked price of the Common Stock of the Corporation on the OTC Electronic Bulletin Board for each of the first three days subsequent to the Effective Date on which the Common Stock of the Corporation is traded multiplied by the fractional interest."

6. The foregoing amendment to the Corporation's Restated Certificate of Incorporation was duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by unanimous written consent of the Board of Directors of the Corporation dated June 13, 1996, and by written consent of a majority of the Common Stockholders of the Corporation dated June 13, 1996.

IN WITNESS WHEREOF, the undersigned has signed this Certificate and does hereby affirm, under penalty of perjury, that the statements contained herein are true and correct, this 19th day of July 1996.

By:	/s/ John J. McDonough
Name: John J. McDonough
Title: Vice President

CERTIFICATE OF DESIGNATIONS
of
SERIES A CONVERTIBLE PREFERRED STOCK

of
PALATIN TECHNOLOGIES, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

PALATIN TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 264,000 shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock":

RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Convertible Preferred Stock

1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 264,000. Such series is referred to herein as the "Series A Preferred Stock". Such number of shares of Series A Preferred Stock may be increased prior to the Final Closing Date (as defined below) or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding.

2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

(b) The Corporation shall not declare any dividend or distribution on any Junior Stock (as defined below) or any other capital stock of the Company unless and until a special dividend or distribution of $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) has been declared and paid on the Series A Preferred Stock. In the event such special dividend or distribution is declared and paid on the Series A Preferred Stock, an aggregate per share dividend or distribution equal to (i) $100.00 divided by (ii) the effective Conversion Rate at the time of such special dividend or distribution on the Series A Preferred Stock may be declared and paid on the Common Stock. Except as aforesaid, the Corporation shall not declare any dividend or distribution on any Junior Stock, unless the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock, declare a like dividend or distribution, as the case may be, on the Series A Preferred Stock, which in the case of dividends or distributions on Common Stock or Junior Stock convertible into Common Stock, shall be in an amount per share equal to at least (x) the amount of the dividend or distribution per share of Common Stock multiplied by (y) the effective Conversion Rate at the time of such dividend or distribution.

(c) Any dividend or distribution (other than that referenced in the first sentence of Section 2(b)) payable to the holders of the Series A Preferred Stock pursuant to this Section 2 shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock or any other capital stock of the Company by which it is measured is paid.

(d) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

(e) Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

(f) "Junior Stock" shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series A Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends and (iii) voting.

3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a "Merger Transaction") (subparagraphs (i), (ii) and (iii) being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock or any other capital stock of the Company, an amount equal to $100.00 per share plus an amount equal to all declared and unpaid dividends thereon; provided, however, in the case of a Merger Transaction, such $100.00 per share may be paid in cash, property (valued as provided in Section 3(b)) and/or securities (valued as provided in Section 3(b)) of the entity surviving such Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation, other than in a transaction described in this Section 3(a) above, shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation and accordingly the Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designations survive any such transaction. All shares of Series A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

(b) Any securities or other property to be delivered to the holders of the Series A Preferred Stock pursuant to Section 3(a) hereof shall be valued as follows:

(i) Securities not subject to an investment letter or other similar restriction on free marketability:

(A) If traded on a securities exchange or on Nasdaq (as defined below), or if actively traded over-the-counter, the value shall be deemed to be the Market Price (as defined below) of the securities as of the third day prior to the date of valuation.

(B) If there is no such active public market for the securities, the value shall be the Fair Market Value (as defined below) of the securities.

“Market Price” of a security shall mean the average Closing Bid Price (as defined below) of such security, for twenty (20) consecutive trading days, ending with the day prior to the date as of which the Market Price is being determined.

“Fair Market Value” of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority (measured in terms of voting power) of the outstanding Series A Preferred Stock.

The "Closing Bid Price" for any security for each trading day shall be the reported closing bid price of such security on the national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, shall mean the reported closing bid price of such security on the Nasdaq SmallCap Market or the Nasdaq National Market System (collectively referred to as, "Nasdaq") or, if such security is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, shall mean the reported closing bid price of such security on the principal securities exchange on which such security is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if such security is not listed or admitted to trading on a national securities exchange, quoted on Nasdaq or listed or admitted to trading on any other securities exchange, shall mean the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

"Trading day" shall mean a day on which the securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which such securities exchange is open for the transaction of business.

(ii) For securities for which there is an active public market but which are subject to investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the Market Price thereof.

(iii) For all other securities, the value shall be the Fair Market Value thereof.

If the holders of a majority of the Series A Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors of the Corporation and the holders of a majority of the Series A Preferred Stock (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules).

4. Conversion.

(a) Right of Conversion. The shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Section 4(b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock is $1.78 (the "Conversion Price") and shall be subject to adjustment as provided herein. The rate at which each share of Series A Preferred Stock is convertible at any time into Common Stock (the “Conversion Rate”) shall be determined by dividing the then existing Conversion Price into $100.00.

Subject to adjustment pursuant to the provisions of Section 4(c) below, in the event that the Conversion Price in effect at the time of each Interim Closing Date (as defined below) and the Final Closing Date (as defined below) is greater than 90% of the Market Price (as defined in Section 3(b)) of the Common Stock as of (x) any interim closing date of the issuance and sale of the Series A Preferred Stock (each an "Interim Closing Date") or (y) the final closing date of the issuance and sale of the Series A Preferred Stock (the "Final Closing Date") pursuant to the subscription agreements entered into in connection therewith, then the Conversion Price shall be adjusted to equal 90% of the lesser of any such Market Price. If there is any change in the Conversion Price as a result of the preceding sentence, then the Conversion Rate shall be changed accordingly as set forth above. For purposes of this Section 4, in the event the prices referenced in the definition of Closing Bid Price in Section 3(b) cannot be determined, the Market Price of the Common Stock shall be deemed to be the Fair Market Value (as defined in Section 3(b)) of the Common Stock as of the date of determination.

The Board of Directors of the Corporation, or a committee designated by it for such purpose, may specify an initial conversion price applicable to the shares of Series A Preferred Stock issued at any closing lower than the initial conversion price that would otherwise obtain pursuant to the preceding paragraphs and, in the event an initial conversion price is so specified, it shall be applicable to all shares of the Series A Preferred Stock.

The Corporation shall prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Rate as of the Final Closing Date, showing in reasonable detail the facts upon which such adjusted Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Preferred Stock. A notice stating that the Conversion Rate has been adjusted pursuant to the second preceding paragraph, or that no adjustment is necessary, and setting forth the Conversion Rate in effect as of the Final Closing Date shall be mailed as promptly as practicable after the Final Closing Date by the Corporation to all record holders of the Series A Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

(b) Conversion Procedures. Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(f) hereof, a holder of Series A Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

(c) Adjustment of Conversion Rate and Conversion Price.

(i) Except as otherwise provided herein, in the event the Corporation shall, at any time or from time to time after the date hereof, (1) sell or issue any shares of Common Stock for a consideration per share less than either (i) the Conversion Price in effect on the date of such sale or issuance or (ii) the Market Price of the Common Stock as of the date of the sale or issuance, (2) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or (3) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Conversion Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 4(c)(v)(F) below) for the issuance of such additional shares would purchase at the greater of (i) the Conversion Price in effect on the date of such issuance or (ii) the Market Price as of such date, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever such an issuance is made.

(ii) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another corporation of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a share of Series A Preferred Stock shall be entitled to receive, upon conversion of such share of Series A Preferred Stock, the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(c). The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the transfer agent for the Series A Preferred Stock (the “Transfer Agent”), the obligation to deliver to the holder of each share of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

(iii) If, at any time or from time to time, the Corporation shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Corporation or any cash, property or other assets (excluding an issuance or distribution governed by one of the preceding subsections of this Section 4(c) and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), then in each case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such Special Dividend as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such Special Dividend.

(iv) After each adjustment of the Conversion Price pursuant to this Section 4(c), the Corporation will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Conversion Price as so adjusted, (ii) the Conversion Rate corresponding to such Conversion and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder of Series A Preferred Stock at his last address as it shall appear on the registry books of the Transfer Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.

(v) For purposes of Section 4(c)(i) hereof, the following provisions (A) to (F) shall also be applicable:

(A) The number of shares of Common Stock deemed outstanding at any given time shall include all shares of capital stock convertible into or exchangeable for Common Stock and all shares of Common Stock issuable upon the exercise of any convertible debt, warrants outstanding on the date thereof and options outstanding on the date thereof.

(B) No adjustment of the Conversion Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.01 in the Conversion Price then in effect hereunder.

(C) In case of (1) the sale by the Corporation (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Corporation, without the receipt by the Corporation of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Corporation upon the exercise of such rights, warrants or options, plus the consideration received by the Corporation for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either the Conversion Price or the Market Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be “Common Stock” for purposes of Section 4(c)(i) hereof and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Section 4(c)(i).

(D) In case of the sale by the Corporation of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Corporation for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either the Conversion Price or the Market Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be “Common Stock” for purposes of Section 4(c)(i) hereof and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Section 4(c)(i).

(E) In case the Corporation shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (C) and (D) above or any other securities of the Corporation convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Corporation after such modification is less than either the Conversion Price or the Market Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Corporation shall be deemed for purposes of calculating any adjustments pursuant to this Section 4(c) to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

(F) In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Corporation determines in good faith; provided, however that if holders of in excess of 10% of the then outstanding Series A Preferred Stock disagree with such determination, the Corporation shall retain an independent investment banking firm for the purpose of obtaining an appraisal.

(vi)	Notwithstanding any other provision hereof, no adjustment to the Conversion Price will be made

(A) upon the exercise of any of the options outstanding on the date hereof under the Corporation's existing stock option plans; or

(B) upon the issuance or exercise of options which may hereafter be granted with the approval of the Board of Directors, or exercised, under the Corporation’s 1996 Stock Option Plan or under any other employee benefit plan of the Company to officers, directors or employees, but only with respect to such options as are exercisable at prices no lower than the Closing Bid Price (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock as of the date of grant thereof; or

(C) upon the sale of any shares of Common Stock, warrants to purchase Common Stock or Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or

(D) upon issuance or exercise of the Placement Warrants (in each case as defined in the placement agency agreement between the Corporation and the placement agent for sales of the Series A Preferred Stock), or upon the issuance or conversion of the Preferred Stock included in Liquidity Enhanced Exchangeable Preferred Stock Units of the Company issued (i) on or prior to the Final Closing Date or (ii) pursuant to the exercise of the Placement Warrants, or

(E) upon the issuance or sale of Common Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Series A Preferred Stock or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Section 4(c)(i) in connection with the issuance or sale of such securities or any modification of the terms thereof; or

(F) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Series A Preferred Stock or were thereafter issued or sold.

Section 4(c)(v)(E) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in (A) through (C) or, to the extent effected with respect to less than all of the outstanding Series A Preferred Stock, as the case may be, (D) above other than automatic modifications made pursuant to applicable anti-dilution provisions with respect to such securities.

(vii) As used in this Section 4(c), the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon conversion of the Series A Preferred Stock shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 4(c)(ii) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Series A Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

(ix) Any determination as to whether an adjustment in the Conversion Price in effect hereunder is required pursuant to Section 4(c), or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series A Preferred Stock and the Company if made in good faith by the Board of Directors of the Company.

(d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price as of the close of business on the day of conversion.

(e) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall authorize and reserve a sufficient number of shares of the Common Stock to permit the conversion in full of the Series A Preferred Stock (including in the event of a Reset Event, as defined in Section 5). The Corporation shall use its best efforts to effect such authorization by the date which is 90 days following the Final Closing Date but in any event no later than the date which is 270 days following the Final Closing Date. If such authorization is not effected by the date which is 270 days following the Final Closing Date, the holder shall be entitled at its option, to require the Corporation to repurchase the shares of Series A Preferred Stock then held by such holder at $100.00 per share. In the event that on the date that a holder of Series A Preferred Stock elects to convert such holder's shares of Series A Preferred Stock the Corporation has not authorized and reserved a sufficient number of shares of Common Stock to permit such conversion in full, the holder will be entitled upon conversion to receive the fair market value per share of Common Stock on account of the shares which would have been issuable to the holder upon conversion but which the Corporation was unable to issue due to the lack of authorized and reserved shares. The fair market value shall be paid in cash, or, if the Corporation does not have sufficient cash, then with secured demand notes. Fair market value per share of Common Stock for purposes of this Section 4(e) shall mean the Closing Bid Price per share of the Common Stock for the trading day immediately preceding the conversion. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock (including in the event of a Reset Event, (as defined in Section 5).

The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(f) Prior Notice of Certain Events. In case:

(i) the Corporation shall declare any dividend (or any other distribution); or

(ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

(iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

(iv) of any consolidation or merger (including, without limitation, a Merger Transaction) to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (including, without limitation, a Liquidation Event);

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

(g) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

Notwithstanding anything to the contrary herein, in no case shall the Conversion Price be adjusted to an amount less than $.01 per share, the current par value of the Common Stock into which the Series A Preferred Stock is convertible.

(h) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Preferred Stock, and its actions in so doing shall be final and conclusive.

(5) Conversion Price Reset Event. The Conversion Price (subject to the adjustments pursuant to the provisions of Section 4(c) above), is subject to adjustment on the date which is twelve (12) months after the Final Closing Date (the “Reset Date”) if the average Closing Bid Price of the Common Stock for the thirty (30) consecutive trading days immediately preceding the Reset Date (the “Reset Trading Price”) is less than 130% of the then applicable Conversion Price (a “Reset Event”). Upon a Reset Event, the then applicable Conversion Price shall be reduced to equal the greater of (i) the Reset Trading Price divided by 1.3 and (ii) 50% of the then applicable Conversion Price. If there is any change in the Conversion Price as a result of the preceding sentence, then the Conversion Rate shall be changed accordingly as set forth above. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the Conversion Rate as of the Reset Date, showing in reasonable detail the facts upon which such Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Preferred Stock. A notice stating that the Conversion Rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the Conversion Rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series A Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

(6) Mandatory Conversion. At any time on or after the date that is 12 months after the Final Closing Date, the Corporation, at its option, may cause the Series A Preferred Stock to be converted in whole, or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate and such other securities and property as herein provided if the Closing Bid Price of the Common Stock (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value (as defined in Section 3(b)) of the Common Stock) shall have exceeded 200% of the then applicable Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of conversion. Any shares of Series A Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

Not more than 60 nor less than 20 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series A Preferred Stock, and the then effective Conversion Rate pursuant to Section 4.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series A Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

(7) Voting Rights.

(a) General. Except as otherwise provided herein, in the Certificate of Incorporation or the By-laws or as required by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Preferred Stock is convertible (regardless of whether the Corporation has sufficient authorized Shares of Common Stock to issue upon the conversion of all outstanding Series A Preferred Stock) on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series A Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

(b) Class Voting Rights. In addition to any vote specified in Section 7(a), so long as 50% of the shares of Series A Preferred Stock (including those shares of Series A Preferred Stock issued or issuable upon the exercise of the warrants issued to Paramount Capital, Inc., the placement agent in connection with the offer and sale of the Series A Preferred Stock or any other options for the purchase of Series A Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66.67% of all outstanding Series A Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation, or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) declare or pay any dividend or distribution on any securities of the Corporation other than the Series A Preferred Stock pursuant to and accordance with the provisions of this Certificate of Designations, or authorize the repurchase of any securities of the Corporation, or (iii) authorize or issue, or increase the authorized amount of, any security ranking prior to the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of any dividends or distributions or (C) with respect to voting rights. The vote as contemplated herein shall specifically not be required for (x) issuances of Common Stock or capital stock of the Corporation on parity with the Series A Preferred Stock , (y) the authorization, issuance or increase in the amount of the Series A Preferred Stock prior to the Final Closing Date or (z) any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving entity, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

(8) Outstanding Shares. For purposes of this Certificate of Designations, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

(9) Status of Acquired Shares. Shares of Series A Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

(10) Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

(11) No Amendment or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

(12) Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

IN WITNESS WHEREOF, Palatin Technologies, Inc. has caused this certificate to be signed on its behalf by Edward J. Quilty, its Chairman and Chief Executive Officer, this 21 day of February , 1997.

PALATIN TECHNOLOGIES, INC.

By:	/s/ Edward J. Quilty
Edward J. Quilty
Chairman and Chief Executive Officer

ATTEST:

/s/ John J. McDonough
Secretary

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.
Under Section 242 of the
General Corporation Law
of the State of Delaware

The undersigned officer of Palatin Technologies, Inc., a Delaware corporation (the "Corporation"), in order to amend the Restated Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.
The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section 1 of Article IV thereof in its entirety and by substituting in lieu of said Section 1 the following new Section 1:

Section1. AUTHORIZED CAPITAL STOCK. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 85,000,000, comprised of 75,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

2.	The Restated Certificate of Incorporation of the Corporation is hereby amended by including a new Section 4 of Article IV thereof as follows:

SECTION 4. Upon the date the Certificate of Amendment, including this Section 4, is filed with the Secretary of State of the State of Delaware (the "Effective Date"), each four shares of issued and outstanding shares of Common Stock of this Corporation shall be automatically combined into one share of Common Stock of this Corporation (the "Reverse Stock Split"). In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall pay the cash value of fractions of a share determined by the average closing price of the Common Stock for the five (5) trading days immediately preceding the Effective Date multiplied by the fractional interest. Following the Effective Date, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates.

3.
The foregoing amendments to the Corporation's Restated Certificate of Incorporation were duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective at 11:59 p.m., EDT, on September 5, 1997.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment and does hereby affirm, under penalty of perjury, that the statements contained herein are true and correct, this 5th day of September, 1997.

Palatin Technologies, Inc.

By:	/s/ John J. McDonough
John J. McDonough
Vice President

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by striking out in its entirety Section 1 of the Article thereof numbered "IV" and by substituting in lieu of said Section 1 of said Article a new Section 1 which shall be and read as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 160,000,000, comprised of 150,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4th day of May 2005.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Executive Vice President and
Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1986 under the name Cinedco, Inc. A Restated Certificate of Incorporation was filed on November 1, 1993 which contained a change of the name of the corporation to Interfilm, Inc. Thereafter a Certificate of Amendment was filed on July 19, 1996 which changed the name of the Corporation to Palatin Technologies, Inc., a Certificate of Amendment was filed on September 5, 1997, and a Certificate of Amendment was filed on May 4, 2005.

THIRD: That at a meeting of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

FIFTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

SIXTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered "IV" of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 410,000,000, comprised of 400,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this 22nd day of July, 2010.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Secretary, Executive Vice President and Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: That at a meeting of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

THIRD: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

FIFTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered "IV" of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 50,000,000, comprised of 40,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

On September 27, 2010, at 12:01 a.m. Eastern Time (the “Effective Date”), each ten (10) shares of Common Stock, par value $0.01 per share, issued and outstanding at such time shall be combined into one (1) share of Common Stock, par value $0.01 per share (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of Directors. Following the Effective Date, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Corporation’s Board of Directors and communicated to those who are to receive new certificates.

SIXTH: This Certificate of Amendment shall become effective on September 27, 2010 at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this 24th day of September, 2010.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Secretary, Executive Vice President
and Chief Financial Officer

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1986 under the name Cinedco, Inc. A Restated Certificate of Incorporation was filed on August 24, 1993 which contained a change of the name of the corporation to Interfilm, Inc. and a Restated Certificate of Incorporation was filed on November 3, 1993. Thereafter a Certificate of Amendment was filed on July 19, 1996 which changed the name of the Corporation to Palatin Technologies, Inc., a Certificate of Amendment was filed on September 5, 1997, a Certificate of Amendment was filed on May 4, 2005, a Certificate of Amendment was filed on July 23, 2010, and a Certificate of Amendment was filed on September 24, 2010.

THIRD: That by unanimous written consent of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

FIFTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

SIXTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered "IV" of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 110,000,000, comprised of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this 12th day of May, 2011.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Secretary, Executive Vice
President and Chief Financial Officer

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1986 under the name Cinedco, Inc. A Restated Certificate of Incorporation was filed on August 24, 1993 which contained a change of the name of the corporation to Interfilm, Inc. and a Restated Certificate of Incorporation was filed on November 3, 1993. Thereafter, a Certificate of Amendment was filed on July 19, 1996, which changed the name of the Corporation to Palatin Technologies, Inc., a Certificate of Amendment was filed on September 5, 1997, a Certificate of Amendment was filed on May 4, 2005, a Certificate of Amendment was filed on July 23, 2010, a Certificate of Amendment was filed on September 24, 2010, and a Certificate of Amendment was filed on May 12, 2011.

THIRD: That at a meeting of the Board of Directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

FIFTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

SIXTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered “IV” of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 210,000,000, comprised of 200,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this 27th day of September, 2012.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Executive Vice President, Chief
Financial Officer and Chief Operating Officer

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PALATIN TECHNOLOGIES, INC.

Palatin Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Palatin Technologies, Inc.

SECOND: The date of filing of the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1986 under the name Cinedco, Inc. A Restated Certificate of Incorporation was filed on August 24, 1993 which contained a change of the name of the corporation to Interfilm, Inc. and a Restated Certificate of Incorporation was filed on November 3, 1993. Thereafter, a Certificate of Amendment was filed on July 19, 1996, which changed the name of the Corporation to Palatin Technologies, Inc., a Certificate of Amendment was filed on September 5, 1997, a Certificate of Amendment was filed on May 4, 2005, a Certificate of Amendment was filed on July 23, 2010, a Certificate of Amendment was filed on September 24, 2010, a Certificate of Amendment was filed on May 12, 2011, and a Certificate of Amendment was filed on September 27, 2012.

THIRD: That at a meeting of the board of directors of Palatin Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation, as amended, of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.

FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the board of directors and stockholders of the Corporation.

FIFTH: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

SIXTH: That upon the effectiveness of this Certificate of Amendment, Section 1 of the Article thereof numbered “IV” of the Restated Certificate of Incorporation, as amended, is hereby amended such that, as amended, said Section 1 shall read in its entirety as follows:

Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have the authority to issue is 310,000,000, comprised of 300,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed this 27th day of June, 2013.

By:	/s/ Stephen T. Wills
Stephen T. Wills
Executive Vice President, Chief
Financial Officer and Chief Operating Officer